                                                                     Exhibit 4.7
               FOURTH AMENDMENT TO LOAN AGREEMENT
               ----------------------------------

     THIS FOURTH AMENDMENT TO LOAN AGREEMENT ("Fourth Amendment") is entered into as of the 13th day of December, 1996, by and among ZML-OLD ORCHARD LIMITED PARTNERSHIP, an Illinois limited partnership ("Beneficiary"), AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, a national banking association, not individually but as Trustee under Trust Agreement dated June 1, 1993, and known as Trust No. 116914-09 ("Trustee") (Trustee and Beneficiary are sometimes collectively referred to herein as "Borrower"), and THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation ("Prudential"), and MELLON BANK, N.A., as Trustee for First Plaza Group Trust, a New York Trust ("FPGT") (Prudential and FPGT sometimes being collectively referred to herein as "Lender").

                            RECITALS
                            --------

     A.   Borrower and Lender entered into that certain
Construction Loan Agreement dated as of September 16, 1994 by and among Borrower and Lender (the "Original Loan Agreement"), pursuant to which Lender agreed to make a loan to Borrower in the maximum aggregate principal amount of One Hundred Five Million Dollars ($105,000,000)
(the "Original "Loan"). The Original Loan is being funded on a several basis in the amount of Fifty-Two Million Five Hundred Thousand Dollars ($52,500,000) by each of Prudential and FPGT and is evidenced by two promissory notes in that amount executed by Borrower and delivered to FPGT and Prudential, respectively (collectively the "Original Notes"). In connection with the Original Loan, certain other documents were executed and delivered to Lender, including but not limited to that certain Guaranty dated September 16, 1994, executed by Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership II, an Illinois limited partnership ("Guarantor") to and for the benefit of Lender (the "Original Guaranty").

     B. Subsequent to the date of the Original Loan Agreement, Borrower and Lender entered into that certain First Amendment to Loan Agreement, Mortgage, and Other Loan Documents dated May 8, 1995, and recorded
May 10, 1995, as Document No. 95-307616 in the office of the Recorder (the "First Amendment").

     C. Borrower subsequently requested an additional loan in the aggregate principal amount of Fifty-Five Million Dollars ($55,000,000.00), to be funded by each of Prudential and FPGT, severally and in equal proportions (herein called the "Supplemental Loan"), for construction of a Bloomingdale's store, a parking garage, and additional mall tenant space and related improvements at the north end of the Shopping Center, which request was approved by Lender. Accordingly, (i) Borrower and Lender entered into that certain Second Amendment to Loan Agreement dated June 15, 1995 (the "Second Amendment"), (ii) Borrower executed and delivered two promissory notes, each in the maximum aggregate principal amount of Twenty-Seven Million Five Hundred Thousand Dollars ($27,500,000), to FPGT and Prudential, respectively (collectively the "Supplemental Notes"), and (iii) Lender received certain other amendments and/or supplements to other Loan
Documents, as more particularly described in the Second Amendment, including a certain First Amendment to Guaranty and Other Loan Documents dated June 15, 1995 (the "First Guaranty Amendment").

     D. Borrower subsequently requested that Lender (i) disburse all of the remaining, undisbursed portion of the Original Loan and (ii) disburse a portion of the remaining, undisbursed portion of the Supplemental Loan, notwithstanding that certain requirements for such disbursements had not then been satisfied, which request was approved by Lender. Accordingly,
(a) Borrower and Lender entered into that certain Third Amendment to Loan Agreement, dated as of December 18, 1995 (the "Third Amendment"), and
(b) Lender received that certain Second Amendment to Guaranty dated
December 18, 1995 (the "Second Guaranty Amendment"). The Original Loan Agreement, as amended by the First Amendment, Second Amendment, and Third Amendment, is collectively referred to herein as the "Existing Loan

Agreement".  Terms appearing as defined terms in this Fourth
Amendment and not otherwise expressly defined herein shall have the respective meanings given them in the Existing Loan Agreement.

     E. The latest date permitted under the Existing Loan Agreement for (i) satisfaction by Borrower of all conditions for the disbursement of the remaining, undisbursed portion of the Supplemental Loan and (ii) conversion of the Original Loan and Supplemental Loan to the Permanent Phase was October 1, 1996. In addition, under the provisions of the Third Amendment, Borrower agreed that certain specified conditions that were not satisfied with respect to the disbursements made pursuant to the Third Amendment would be satisfied no later than October 1, 1996. Borrower requested that Lender allow Borrower additional time beyond October 1, 1996, in which to satisfy the foregoing conditions and requirements, to which Lender has agreed, subject to Borrower commencing amortization payments on the Original Loan and Supplemental Loan on November 1, 1996, as if the conversion of the Loan had occurred by the required date (but without waiving the conditions and requirements of the Existing Loan Agreement referred to above).

     F. Borrower has requested that Lender disburse the remaining, undisbursed portion of the Supplemental Loan to Borrower and allow the Original Loan and Supplemental Loan to convert to the Permanent Phase, notwithstanding that certain conditions and requirements for such disbursement and conversion have not been satisfied at the present time, and Lender has agreed to do so on the terms and conditions set forth in this Fourth Amendment. The parties hereto desire to amend the Existing Loan Agreement to set forth with particularity the terms, covenants, and conditions on which Lender is making such disbursement and converting the Original Loan and Supplemental Loan to the Permanent Phase.

                           AGREEMENTS
                           ----------

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                            ARTICLE 1
                  INCORPORATION PROVISIONS AND
                      CONDITIONS PRECEDENT

1.1  Incorporation of Recitals, Exhibits
     -----------------------------------

     The foregoing Recitals and the Exhibits attached to this Fourth Amendment are incorporated herein and expressly made a part hereof.

1.2  Conditions Precedent to Lenders' Obligations
     --------------------------------------------

     This Fourth Amendment shall be effective only if Borrower satisfies the following conditions on or before the date hereof (it being agreed that Lender's execution and delivery of this Fourth Amendment shall constitute Lender's acknowledgement that such conditions have been satisfied, except as may otherwise be expressly agreed in writing between Borrower and Lender):

          (a) THIRD GUARANTY AMENDMENT. Borrower shall have caused Guarantor to execute and deliver to Lender a Third
     Amendment to Guaranty satisfactory to Lender (the "Third
     Guaranty Amendment");

          (b) AUTHORITY. Borrower shall have furnished to Lender evidence of the authority of Borrower and Guarantor to enter into this Fourth Amendment and the Third Guaranty Amendment and of the validity and enforceability of this Amendment and the Third Guaranty Amendment against Borrower and Guarantor, respectively, which shall be satisfactory to Lender.

          (c) FEES AND EXPENSES. Borrower shall have paid to Lender all of the fees and costs of Lender required to be paid by Borrower under Article 5 of the Loan Agreement, including those in connection with the documentation of this Fourth Amendment, to the extent incurred by Lender through the date of execution of this Fourth Amendment; and

          (d) NO DEFAULT. No Event of Default, nor any event which, with the giving of notice or the passage time (or both) would constitute an Event of Default, under any of the Loan Documents (as redefined in ARTICLE 2 hereof) shall have occurred.

                            ARTICLE 2
                           DEFINITIONS

2.1  Defined Terms
     -------------

     The following terms shall have the following respective meanings whenever used in this Fourth Amendment. Such definitions are hereby incorporated into and made a part of
SECTION 2.1 of the Original Loan Agreement, as amended by the First Amendment, Second Amendment and Third Amendment, and where a term defined in the Original Loan Agreement, First Amendment, Second Amendment or Third Amendment is redefined in this Section, such definition shall supersede the definition contained in the Original Loan Agreement, First Amendment, Second Amendment and/or Third Amendment (as the case may be).

          BORROWER'S CERTIFICATION:  That certain Borrower's
     Certification of even date herewith being executed and delivered by Beneficiary to Lender.

          LOAN AGREEMENT: The Existing Loan Agreement, as the same has been amended by this Fourth Amendment, together with any further amendments, modifications, renewals, or extensions thereof. References in the Original Loan Agreement, as previously amended, to "this Agreement" shall be deemed to mean and refer to the "Loan Agreement" as hereinabove defined.

          LOAN DOCUMENTS: The Loan Agreement, the Borrower's Certification, and each of the other Loan Documents as defined in the Second Amendment, together with the Original Guaranty, as amended by the First Guaranty Amendment, Second Guaranty Amendment and Third Guaranty Amendment, and any further amendments, modifications, renewals, or extensions of any of the foregoing.

          FOURTH AMENDMENT:  This Fourth Amendment to Loan
     Agreement.

2.2  Other Definitions
     -----------------

     All references in the Loan Agreement or other Loan Documents to this Fourth Amendment or any of the specific Loan Documents shall be deemed to include any amendments to such Loan Documents contained or referred to in this Fourth Amendment.

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                            ARTICLE 3
                 LOAN PAYMENTS AND DISBURSEMENTS

3.1  Final Disbursement of Supplemental Loan
     ---------------------------------------

     On or about the date of this Fourth Amendment, Lender will be making a disbursement in the aggregate amount of $9,431,024.25 under the Supplemental Notes, representing all funds remaining to be disbursed under the Supplemental Loan. A portion of such disbursement, together with a portion of the funds previously disbursed by Lender, in the aggregate amount of $1,154,771, represents unpaid Tenant Costs for those Leases identified on EXHIBIT A hereto. Upon Lender making such disbursement, the aggregate principal amount outstanding under the Supplemental Notes shall be $54,917,287.37 (which is equal to the $55,000,000 principal amount of the Supplemental Loan less the amortization payments made prior to the date hereof as described in Section
3.4 hereof), and Borrower shall be entitled to no further disbursements of funds under the Supplemental Loan. The parties further acknowledge and agree that the aggregate, outstanding principal balance under the Original Notes as of the date hereof is $104,886,999.28 (which is equal to the $105,000,000 principal amount of the Original Loan less the amortization payments made prior to the date hereof as described in Section 3.4 hereof).

3.2  No Waiver of Conditions
     -----------------------

     The parties acknowledge that the foregoing disbursement is being made notwithstanding that certain conditions and requirements for disbursement under Sections 8.6, 9.5 and 9.6 of the Loan Agreement, as more particularly described in the Third Guaranty Amendment, have not been satisfied as of the date hereof. In consideration of Lender's agreement to make such disbursement, Borrower is causing Guarantor to execute and deliver to Lender the Third Guaranty Amendment. Except as expressly provided immediately below, Lender is not hereby waiving satisfaction of such conditions and requirements, and Lender's agreement to make the above disbursement shall not be deemed or construed as such a waiver. Lender shall not be obligated to release the additional guaranties being given under the terms of the Third Guaranty Amendment unless and until the conditions and requirements under Section 3(b) of the Guaranty are satisfied. Lender hereby agrees that, with respect to the disbursements being made by Lender as described in SECTION 3.1 hereof, those conditions and requirements in Sections 8.6, 9.5 and 9.6 other than those described in PARAGRAPH 3(b) of the Guaranty either (A) have been satisfied as of the date hereof, or
(B) do not need to be satisfied by Borrower and are hereby waived.

3.3  Extension of Time; Conversion
     -----------------------------

     Lender hereby confirms that the date for satisfaction of the conditions and requirements for the final disbursement of the Supplemental Loan and conversion of the Original Loan and Supplemental Loan to the Permanent Phase has been extended through and including the date of this Fourth Amendment. On the basis of Lender's receipt of the Borrower's Certification, certain certificates of architects and contractors listed on EXHIBIT B attached hereto, and certain title endorsements, surveys, and other documentation and information pursuant to the terms of the Existing Loan Agreement, Borrower and Lender agree that (i) the "Conversion Date" (as used in the Loan Agreement and the Notes) has occurred and the Loan is now in the Permanent Phase, and (ii) the principal amounts under each of the Original Notes and Supplemental Notes have been fully disbursed, and Borrower is entitled to no further disbursements of funds under the Loan.

3.4  Amortization and Payments
     -------------------------

     Notwitstanding that the conversion of the Original Loan and Supplemental Loan is occurring on the date of this Fourth Amendment, the "Amortization Period" (as defined in the Original Notes and Supplemental Notes) shall be deemed to have commenced immediately following October 1, 1996 (and consequently Borrower's first payment of principal and interest during the Amortization Period occurred on November 1, 1996). Because the Original Loan was in fact fully disbursed as of October 1, 1996, Borrower commenced making fixed payments of principal and interest in the amount set forth below on November 1, 1996. However, the Supplemental Loan was not fully disbursed as of October 1, 1996, and on November 1, 1996 and December 1, 1996, Borrower made payments equal to the sum of (i) accrued interest for the prior month based on the actual principal amounts outstanding under the Supplemental Loan during such month plus
(ii) principal payments determined as if the Supplemental Loan had been fully disbursed as of October 1, 1996. The amounts of such payments are set forth on EXHIBIT C attached hereto. The payments due on January 1, 1997 will be determined in a similar manner, and the computation thereof (assuming a final disbursement on December 16, 1996) is set forth on EXHIBIT D attached hereto. On February 1, 1997 and continuing on the first day of each month thereafter to the Maturity Date, Borrower shall be obligated to make the following monthly payments of principal and interest:

     Under the Original Notes (total):            $851,662.17
     Under the Supplemental Notes (total):        $382,686.67

                            ARTICLE 4
                  EXPENSES FOR FOURTH AMENDMENT

     The provisions of Sections 4.1, 4.3, and 4.4 of the Original Loan Agreement are hereby expressly made applicable to this Fourth Amendment. Without in any manner limiting the foregoing, Borrower shall pay all reasonable fees and expenses of Lender incurred in connection with this Fourth Amendment, including updated title coverages and Lenders' reasonable legal fees and expenses, all of which shall, as and when advanced or incurred by Lender, constitute additional indebtedness evidenced by the Notes and secured by the Mortgage and other Loan Documents.

                                  ARTICLE 5
                                MISCELLANEOUS

5.1  Captions
     --------

     The captions and headings of various Articles and Sections of this Fourth Amendment and the Exhibits pertaining hereto are for convenience only and are not to be considered as defining or limiting in any way, the scope or intent of the provisions hereof.

5.2  Amendment Controlling
     ---------------------

     This Fourth Amendment, together with the Original Loan
Agreement as amended by the First Amendment, Second Amendment and Third Amendment, shall be read together as a single agreement governing the Original Loan and Supplemental Loan as an integrated loan facility. In the event of a conflict between the provisions of the Original Loan Agreement (as amended by the First Amendment, Second Amendment and Third Amendment) and the provisions of this Fourth Amendment, the provisions of this Fourth Amendment shall govern. This Fourth Amendment and the other Loan Documents are intended to be interpreted in a manner which renders their respective terms and provisions consistent with one another;

however, in the event of an inconsistency between this Fourth Amendment and the other Loan Documents which cannot reasonably be reconciled, this Fourth Amendment is intended to control. The provisions of the Loan Documents are in full force and effect except as amended herein and by the Third Guaranty Amendment, and the Loan Documents as so amended are ratified and confirmed hereby by Borrower.

5.3  Successors and Assigns
     ----------------------

     This Fourth Amendment shall be binding upon the respective successors and assigns of the parties hereto, and shall inure to the benefit of the respective successors and assigns permitted under Article 11 of the Loan Agreement.

5.4  Counterparts
     ------------

     This Fourth Amendment may be executed in two or more counterparts, each of which may be executed by one or more of the parties hereto, but all of which, when taken together, shall constitute but one agreement.

5.5  WAIVER OF JURY TRIAL
     --------------------

     LENDER AND BORROWER, BY THEIR EXECUTION HEREOF, EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS FOURTH AMENDMENT OR ANY OTHER LOAN DOCUMENTS RELATING THERETO OR ARISING FROM THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS AMENDMENT AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

5.6  Continuation of Liens
     ---------------------

     Nothing contained in this Fourth Amendment or any of the various amendments and other documents being executed concurrently herewith shall be construed to disturb, discharge, cancel, impair or extinguish the indebtedness and obligations evidenced by the Notes and secured by the Mortgage or other Loan Documents or waive, release, impair, or affect the liens or security interests created by the Mortgage or other Loan Documents or the validity or priority thereof.

5.7  As-Built Plans
     --------------

     The parties acknowledge that, due to the volume thereof, Borrower has not delivered to Lender a full set of as-built Plans and Specifications for the Project, but has instead permitted Lender and Lender's Architect to inspect the same at the Project. Borrower hereby agrees to retain at all times a full set of the as-built Plans and Specifications for the Project at the management office or other suitable location at the Project, to permit Lender access thereto at all reasonable times as Lender may request, and upon the occurrence of any Event of Default, to deliver the same to Lender upon demand.

5.7  Recourse Provisions
     -------------------

     The provisions of SECTION 14.20 of the Original Loan
Agreement (as amended by the First Amendment and Second
Amendment) limiting Lender's recourse are applicable to this Fourth Amendment, and the same are hereby incorporated herein by this reference.

5.8  Trustee Exculpation
     -------------------

     This Fourth Amendment is executed by American National Bank and Trust Company of Chicago, not personally but solely as Trustee as aforesaid, in the exercise of the power and authority conferred upon and vested in it as such Trustee (and American National Bank and Trust Company of Chicago hereby represents and warrants that it possesses full power and authority to execute this instrument). All the terms, provisions, stipulations, covenants and conditions to be performed hereunder (whether or not the same are expressed in terms of covenants, promises or agreements), are undertaken by it solely as Trustee, as aforesaid, and not individually, and no personal liability shall be asserted to be enforceable against Trustee by reason of any of the terms, provisions, stipulations, covenants and conditions contained herein.


             Signatures contained on following page

     IN WITNESS WHEREOF, Beneficiary, Trustee and Lender have executed this Fourth Amendment as of the day and year first set forth above.

                              BENEFICIARY:   ZML-OLD ORCHARD
                              LIMITED PARTNERSHIP, an Illinois
                              limited partnership

                              By:  ZML-OO Associates Limited
                                   Partnership, a Delaware
                                   limited partnership, its
                                   General Partner

                                   By:  ZML-Old Orchard,
                                        Inc., an Illinois
                                        corporation, its General
                                        Partner


                                        By:  -------------------------
                                             Its ---------------------

                              TRUSTEE: AMERICAN
                              NATIONAL BANK AND TRUST COMPANY OF
                              CHICAGO, not personally but as
                              Trustee aforesaid


                              By:  -------------------------------------
                                   Its ---------------------------------


                              LENDER: THE PRUDENTIAL
                              INSURANCE COMPANY OF AMERICA, a New
                              Jersey corporation


                              By:  -------------------------------------
                                   Its ---------------------------------
                                       Vice President

                              MELLON
                              BANK, N.A., as Trustee for First
                              Plaza Group Trust, a New York
                              Trust, as directed by General
                              Motors Investment Management
                              Corporation


                              By:  -------------------------------------
                              Its ---------------------------------------